UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 6, 2004
(Date of Earliest Event Reported)

Commission file number: 1-3203

CHESAPEAKE CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	54-0166880
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1021 East Cary Street
Richmond, Virginia	23219
(Address of principal executive offices)	Zip Code

Registrant's telephone number, including area code: 804-697-1000

Not Applicable
(Former name, former address, and former fiscal year, if changed since last report)

Page 1 of 6 Pages.
Exhibit Index Appears on Page 4

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE

On March 9, 2004, Chesapeake Corporation ("Chesapeake" or the "Company") entered into an underwriting agreement with Citigroup Global Markets Inc. and Banc of America Securities LLC, as representatives of the several underwriters listed therein (the "Underwriting Agreement"), in connection with the public offering of an aggregate of 3,650,000 shares of the Company's common stock at a public offering price of $24 per share. Chesapeake granted to the offering syndicate a 30-day option to purchase up to 547,500 additional shares, solely to cover over-allotments, if any. The offering is being made pursuant to a prospectus supplement and related prospectus that form a part of the Company's effective registration statement on Form S-3 (No. 333-111452) (the "Registration Statement").

On April 6, 2004, the underwriters exercised their over-allotment option in part to acquire an additional 403,300 shares at a public offering price of $24 per share. The sale and purchase of the over-allotment shares closed on April 8, 2004. The Company's net proceeds from the sale of the over-allotment shares, after deducting discounts, commissions and estimated expenses, are approximately $9 million.

The opinion of Chesapeake's counsel as to the validity of the over-allotment shares is filed as Exhibit 5.1 to this Current Report on Form 8-K, and is incorporated herein and in the Registration Statement by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits
5.1
Opinion of Hunton & Williams LLP.

	23.1	Consent of Hunton & Williams LLP (included in Exhibit 5.1 hereto).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHESAPEAKE CORPORATION
(Registrant)

Date: April 12, 2004	BY:	/s/ Christine R. Vlahcevic
Christine R. Vlahcevic
Controller
(Principal Accounting Officer)

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit

5.1

Opinion of Hunton and Williams LLP.

23.1

Consent of Hunton & Williams LLP (included in Exhibit 5.1 hereto).

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